EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-11304, No. 333-121276, No. 333-121300, No. 333-130552 and No. 333-164634, on Form S-8 as amended, of our report dated December 13, 2010, relating to the financial statements and financial statement schedule of Sappi Limited, and the effectiveness of Sappi Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Sappi Limited for the year ended September 2010.

/s/ Deloitte & Touche

Per M J Comber
Partner
December 13, 2010
Johannesburg, South Africa

National Executive:  GG Gelink Chief Executive  AE Swiegers Chief Operating Officer

GM Pinnock Audit   DL Kennedy Tax & Legal and Risk Advisory  L Geeringh Consulting  L Bam Corporate Finance

CR Beukman Finance  TJ Brown Clients & Markets  NT Mtoba Chairman of the Board  MJ Comber Deputy Chairman of the Board

A full list of partners and directors is available on request